As filed with the Securities and Exchange Commission on November 24, 1999
                         Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT 0F 1933


                              INNODATA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                      7374
                          (Primary Standard Industrial
                           Classification Code Number)

                                   13-3475943
                                  (IRS Employer
                             Identification Number)

                             Three University Plaza
                              Hackensack, NJ  07601
                                 (201) 488-1200
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                      Martin Kaye, Executive Vice President
                                95 Rockwell Place
                            Brooklyn, New York 11217
                                 (718) 522-0222
                       (Name, address, including zip code
                         and telephone number, including
                        area code, of agent for service)

                        Copies of all Communications to:
                              Oscar D. Folger, Esq.
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /



<BTB>
                                 CALCULATION OF    PROPOSED
                                 registration fee  maximum
Title of each        Amount      Proposed maximum  aggregate  Amount of
class of securities  to be       offering price    offering   registration
to be registered     registered  per unit          price      fee

Common Stock,           50,000(1)       $9.00(1)   $450,000(1)   $118.80
$.01 par value

 (1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457 of the Securities Act of 1933 and based upon the average of the high and low sales of the Common Stock on November 19, 1999, a date within five (5) days prior to the date of initial filing of this registration statement, as reported on Nasdaq.

Innodata Corporation hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement increases, the provisions of Rule 416 shall apply, and this registration statement shall be deemed to cover any such additional shares of common stock.


                 Subject To Completion, Dated November 24, 1999
PROSPECTUS
                              INNODATA CORPORATION

                          50,000 SHARES OF COMMON STOCK

These shares may be offered and sold from time to time by the security holder of Innodata Corporation identified in this prospectus. The shares that may be offered and sold in reliance on this prospectus consist of 50,000 shares of common stock ("Shares"), issuable upon exercise of options which were issued to Linkages, Inc. in a private transaction for services rendered. The options expire on December 18, 2000 and are exercisable at $3.8125 per share.

The selling security holder will receive all of the proceeds and will pay all underwriting discounts and selling commissions, if any, from the sale of the shares.
                           __________________________

Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol "INOD." On November 19, 1999, the last reported sale price of the Common Stock on Nasdaq was $8.81 per share.

SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

You should read the entire prospectus carefully before you make your investment decision. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holder is offering to sell, and seeking offers to buy, shares of Innodata Corporation Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.
                           __________________________

The SEC and state regulatory authorities have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                           __________________________

Information contained herein is subject to completion or amendment. A registration statement for these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 The date of this prospectus is _________, 1999.


                                   THE COMPANY

     INNODATA Corporation (the "Company") incorporated in Delaware in June 1988, maintains its executive offices in Hackensack, New Jersey and employs a work force in other locations in the U.S. and in excess of 5,000 persons in the Philippines, India and Sri Lanka. The Company is a leading provider of Internet and on-line publishing services, providing all the necessary steps for product development, data conversion and content management to enable its customers to publish vast amounts of information both on-line and via the Internet. Innodata's customers represent an array of major electronic publishers of legal, scientific, educational, and medical information, as well as document-intensive companies repurposing their proprietary information into electronic resources that can be referenced via web-centric applications.

     The Company also provides imaging and scanning conversion services assisting companies in CAD and imaging applications. It supports the latest in state-of-the-art equipment from high-end document scanners to large format and film scanners. Capabilities include the scanning and indexing of all different types of business documents, technical manuals, engineering drawings, 35mm aperture cards and microfilm.

     The executive offices of the Company are located at Three University Plaza, Hackensack, New Jersey 07601. Its telephone number is 201-488-1200. Its operations in the Philippines are conducted at 2900 Faraday Street in Manila, and at Fuente Osmena, Cebu City, in Cebu. The Company's facilities in Manila are accessible by calling its New Jersey offices, 201-488-1200, Ext. 5551.

                                  RISK FACTORS

An investment in the offered shares involves a high degree of risk. Prospective investors should understand that they may lose their investment and should consider carefully the following risk factors in making their investment decision. This prospectus contains and incorporates by reference forward-looking statements which are intended to fall within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Examples include the discussion under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K for the year ended December 31, 1998. These statements are based on current expectations that involve a number of uncertainties including those set forth in the following risk factors. Actual results could differ materially from those results projected in these forward-looking statements.


We Rely on Operations Conducted Primarily in Foreign Countries.
---------------------------------------------------------------

     Most of our operations take place in the Philippines, India and Sri Lanka. The majority of our fixed assets are at these locations. We are subject to risks associated with foreign operations in general, including political or economic instability or disruptions, foreign regulatory approval requirements, embargoes, transportation delays and trade restrictions, all of which could materially adversely affect our operations and financial condition, or could have a significant adverse impact on our ability to perform and deliver services on a competitive and timely basis.

     While the political situation currently appears to be stable, our operations may be adversely affected by political instability in the foreign locations in which we operate. Political instability could also change the current satisfactory legal environment for us through the imposition of restrictions on foreign ownership, repatriation of funds, adverse labor laws, and the like.


We Are Subject to Risks of Power Failures and Natural Disasters in Foreign
--------------------------------------------------------------------------
Countries.
----------

     Frequent power outages occur in the Philippines and India which have lasted for as long as eight hours per day. Our facilities are equipped with standby generators to produce electric power during such power failures but the general impact of such power failures outside our offices may still be very disruptive to our overall operations. There can be no assurance that municipal power production capacity will not remain adequate, or deteriorate further, with the result that our operations could be adversely affected. The Philippines is subject to relatively frequent earthquakes, volcanic eruptions, floods and other natural disasters, which may disrupt our operations.


We Are Subject to Risks of Currency Fluctuation and Inflation.
--------------------------------------------------------------

     We fund our foreign operations through the transfer of dollars from the United States. We generally remit funds to our foreign operations only as needed and do not maintain any significant amount of funds or monetary assets in those countries. Inflation without corresponding devaluation of foreign currencies against the dollar, or any other increase in value of foreign currency relative to the dollar, may have a material adverse effect on our operations and financial condition.



We May Be Adversely Affected If We Or Our Vendors Are Not Year 2000 Compliant.
------------------------------------------------------------------------------

     We rely on certain hardware, software and operating systems (collectively, "Systems") for production, financial reporting and general administration. We have been evaluating these Systems to identify potential Year 2000 compliance problems and have been planning appropriate remedial efforts and testing, where required. In addition, we have been evaluating our external interfaces with customers and service suppliers to coordinate Year 2000 compliance. Achieving Year 2000 compliance is dependent upon many factors, some of which are not completely within our control. Should either one or more of our critical Systems components or one or more of our critical vendors, including those vendors providing services in foreign countries in which we operate, fail to achieve Year 2000 compliance, our business and results of operations could be adversely affected.


We Rely On Certain Customers For A Large Portion of Our Business.
-----------------------------------------------------------------

     During the nine months ended September 30, 1999, one customer accounted for 23% of the Company's Internet and on-line data conversion and content management services revenues. Another customer that is comprised of twelve affiliated companies, accounted for 21% of such revenues in 1998. During 1998, 1997 and 1996, one customer that is comprised of twelve affiliated companies, accounted for 21%, 16% and 28% of our Internet and on-line publishing services revenues, respectively. One other customer accounted for 13%, 10% and 10% of such revenues in 1998, 1997 and 1996, respectively. No other customer accounted for 10% or more of such revenues.

     During the nine months ended September 30, 1999 two customers accounted for 34% and 18% of our document imaging service revenues, respectively. During the same period in 1998, two other customers accounted for 52% and 12% of such revenues. During 1998, 1997 and 1996 one customer accounted for 53%, 11% and 12% of our imaging and scanning conversion service revenues, respectively. The
Company has no present arrangements with this customer for 1999. Another customer accounted for 10% and 12% of such revenues in 1997 and 1996. No other customer accounted for 10% or more of such revenues.

     If any of such customers were to discontinue employing the Company's services, there could be an adverse affect on the Company's business.


We Have Substantial Competition.
--------------------------------

     Internet and On-Line Data Conversion and Content Management Services

     Our ability to compete favorably is, in significant part, dependent upon our ability to control costs, react swiftly and appropriately to short and long-term trends, harness technology and competitively price our services. Firms compete based on quality, speed, accuracy, and "customer intimacy," as well as on the relative ability to accomplish massive and complex data conversions economically. Major competitors include: for document and information outsourcing, F.Y.I. Inc. and Lason Inc.; for data conversion services, Saztec Philippines, Inc., Access Innovations, Inc., APEX Data Services, Inc. and Jouve S.A.; for SGML/XML and related consulting services, Database Publishing Systems Ltd. and KPMG Consulting. We may also be considered in competition with customers' and potential customers' in-house personnel who may attempt to duplicate our services.

     Document Imaging Services

     Our scanning conversion services division competes with numerous companies that may have substantially greater financial, technical, and other resources than us. Firms compete based on price, geographic location, quality, and speed of turn-around, as well as on the size of project and the complexity and level of work that they can perform on an economic basis. Major national competitors include Lason Inc. and IKON Office Solutions Inc. We may also be considered in competition with customers' and potential customers' in-house personnel who may attempt to duplicate our services.


Sale of Shares Eligible for Future Sale Could Adversely Affect Our Stock Price.
-------------------------------------------------------------------------------

     1,169,190 shares of our presently outstanding Common Stock may be deemed "restricted securities," and may not be sold except in compliance with Rule 144 under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may publicly sell in brokerage transactions an amount equal to 1% of the Company's outstanding Common Stock every three months or, if greater, a percentage of the shares publicly traded during a designated period. All of such shares are currently eligible for sale under Rule 144.


Our Right To Issue Preferred Stock Could Make A Third-Party Acquisition Of Us
-----------------------------------------------------------------------------
Difficult.
----------

     Certain provisions of the Delaware General Corporation Law may delay, discourage or prevent a change in control. These provisions may discourage bids for our Common Stock at a premium over the market price and may adversely affect the market price and the voting and other rights of the holders of our common stock. In addition, our governing documents authorize the issuance of up to one million shares of preferred stock without stockholder approval, with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future. Depending on the designations, rights and preferences of a particular issuance of preferred stock, such issuance could adversely affect the market value of the Company's Common Stock.


We Have Certain Requirements For Continued Listing of Our Common Stock or
-------------------------------------------------------------------------
Nasdaq; Penny Stock Rules.
--------------------------

     While the Common Stock is presently listed on the Nasdaq SmallCap Market, there can be no assurance that we will continue to meet the maintenance criteria for continued listing of our securities on Nasdaq. These continued listing criteria include, among other things, $2,000,000 in net tangible assets, a public float of 500,000 shares with a market value equal to $1,000,000 held by at least 300 stockholders, two market makers and a minimum bid price of $1.00 per share of common stock. There can be no assurance that we will continue to satisfy these criteria. If we are became unable to meet the continued listing criteria of the Nasdaq SmallCap Market and became delisted therefrom, trading, if any, in our Common Stock would thereafter have to be conducted in the so-called "pink sheets" or, if then available, the Nasdaq "Electronic Bulletin Board". As a result, an investor would find it more difficult to dispose of, and to obtain accurate quotations as to the value of the Common Stock.

     In addition, if the Company fails to maintain a Nasdaq SmallCap Market listing for its securities, and no other exclusion from the definition of a "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in our securities would be required to provide any customer with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers in this offering to dispose of their shares.


Our Directors' Liability For Their Actions is Limited and We May Indemnify Them
-------------------------------------------------------------------------------
If They Are Sued.
-----------------

     Our governing documents limit the liability of our directors for breach of their fiduciary duty of care. The effect is to eliminate liability of directors for monetary damages arising out of negligent or grossly negligent conduct. Stockholder actions against a director of our Company for monetary damages can only be maintained upon a showing of a breach of the individual director's duty of loyalty to the Company, a failure to act in good faith, intentional misconduct, a knowing violation of the law, an improper personal benefit, or an illegal dividend or stock purchase, and not for such director's negligence or gross negligence in satisfying his duty of care. These documents also provide for indemnification as permitted by Delaware law. However, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


It Is Unlikely That We Will Pay Dividends.
------------------------------------------

     We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends in the foreseeable future. There can be no assurance that our operations will result in sufficient earnings to enable us to pay dividends. It is anticipated that earnings, if any, will be used to finance our growth.


                                 USE OF PROCEEDS

     All of the Shares of Common Stock are being sold by the selling security holder for his own account. Management has designated the proceeds from warrants, if exercised, to be used for general corporate and working capital purposes and they may be expended at the discretion of the Company's management. We have not made any specific allocations as to the use of any such proceeds.



                              PLAN OF DISTRIBUTION

The selling security holder has indicated he is acting independently from us in determining the manner and extent of sales of the shares of our Common Stock.

Although all of the shares are being registered for public sale, the sale of any or all of such shares by the selling security holder may depend on the sale price of such shares and market conditions generally prevailing at the time.

The  selling  security  holder  has  advised  us  that:

- the Shares may be sold by the selling security holder or his respective pledgees, donees, transferees or successors in interest, in sales occurring in the public market, in privately negotiated transactions, in block trades, through the writing of options on shares, hedging transactions, short sales, direct sales to one or more purchasers, or in a combination of such transactions;

- each sale may be made either at market prices prevailing at the time of such sale, at a fixed offering price, at varying prices determined at the time of sale, or at negotiated prices;

- some or all of the Shares may be sold through brokers acting on behalf of the selling security holder or to dealers for resale by such dealers;

- in connection with such sales, such brokers and dealers may receive compensation in the form of discounts and commissions from the selling stockholder and may receive commissions from the purchasers of shares for whom they act as broker or agent (which discounts and commissions may be less than or exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any common stock from or through such broker or dealer.

In offering the Common Stock covered by this prospectus, the selling security holder and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholder could be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the selling stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares of Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In order to comply with certain states' securities laws, if applicable, the shares of Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling security holder has agreed to indemnify and hold us and our officers and directors harmless, with respect to any losses resulting from any untrue statement of a material fact in, or omission of a material fact from, this prospectus or the registration statement of which it is a part, including amendments and supplements, if such statement or omission was contained in information furnished to us by such selling security holder. We will not pay selling or other expenses incurred in the offering, including the discounts and commissions of broker-dealers.


                              MATERIAL DEVELOPMENTS

     Since the Company's most recent filing of its Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, no material developments have occurred.


                             SELLING SECURITY HOLDER

The following table sets forth the name of the selling security holder, the number of shares of common stock owned beneficially by such holder as of the date of this prospectus and the number of shares that may be offered pursuant to this prospectus. This information is based upon information provided by the selling security holder.

No estimate can be given as to the number of shares that will be held by any selling security holder after completion of this offering because they may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling security holder named below.



                                    Number      Number of
<BTB>                            of Shares     Shares
                                 BENEFICIALLY  REGISTERED
Name of Selling Security Holder  Owned         for Sale(1)
-------------------------------  ------------  -----------

Linkages, Inc.                      50,000       50,000



This registration statement also shall cover any additional shares of common stock which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.


                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the years ended December 31, 1998 and 1997 have been audited by Grant Thornton LLP, independent certified public accountants, and as to the year ended December 31, 1996 by Margolin, Winer & Evens LLP, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.



                                  LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered by this Prospectus will be passed on for the Company by Oscar D. Folger, Esq., New York, New York. Mr. Folger's wife owns 29,813 shares of the Common Stock of the Company, and Mr. Folger's pension plan, of which he is a trustee and principal beneficiary, owns 11,347 shares of Common Stock.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus and made a part hereof by reference:

1. The Company's report on Form 10-KSB for the year ended December 31, 1998, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

2. The Company's report on Form 10-QSB for the Quarter ended September 30, 1999, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

3. The section entitled "Description of Common Stock" contained in Post-Effective Amendment No. 1 to the Company's Registration Statement No. 33-62012 on Form SB-2 filed with the Commission, under the Securities Act of 1933, and effective as of June 21, 1994.

     In addition, all reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus or the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including Innodata Corporation, may be found. This prospectus is part of a registration statement that we filed with the SEC, registration No. 333-________. The registration statement contains more information than this prospectus regarding the Company and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.




                              INNODATA Corporation


                          50,000 Shares of Common Stock

                              ____________________

                                   PROSPECTUS
                              ____________________


                                      1999









     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.




                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


SEC Registration Fee         $   118.80
Accounting Fees and Expense    8,000.00
Legal Fees and Expenses        4,000.00
Miscellaneous                    381.20
Total                        $12,500.00


    All fees and expenses other than the SEC registration fee are estimated.


ITEM 15.  Indemnification of Directors and Officers.
          ------------------------------------------

The Company has entered into agreements with each director in which the Company agrees to indemnify each director and officer to the maximum extent permitted by law.

The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The
Certificate  of  Incorporation  also  provides  as  follows:

A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  Exhibits.
          ---------

(5)     Opinion of Oscar D. Folger as to legality
(23)  (a)  Consent of Oscar D. Folger (included in Exhibit 5)
(23)  (b)  Consent of Grant Thornton LLP
(23)  (c)  Consent of Margolin, Winer & Evens LLP

      ITEM 17.  UNDERTAKINGS

1.    The undersigned registrant hereby undertakes:

(a)     To  file,  during any period in which offers or sales are being made, a post-effective amendment to  this  registration  statement:


(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Track Data Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Track Data Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 22 day of November 1999.

                                   INNODATA  CORPORATION


                                   By           /s/
                                     -------------------------------------
                                          Barry Hertz
                                          Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.


Signature               Title                               Date
---------               -----                               ----
<BTB>
                            Chairman of the Board            November  22, 1999
----------------------
Barry  Hertz

    /s/                  Vice Chairman of the Board          November  22,  1999
-----------------------
Todd  Solomon

    /s/                  President, Chief Executive          November 22,1999
-----------------------      Officer and Director
Jack  Abuhoff

    /s/                  Executive Vice President (Principal November 22, 1999
-----------------------      Financial Officer) and Director
Martin Kaye

    /s/                   Director                            November 22, 1999
-----------------------
Dr. Albert Drillick

    /s/                   Director                            November 22, 1999
-----------------------
Dr. E. Bruce Fredrikson

    /s/                   Director                            November 22, 1999
-----------------------
Morton Mackof

    /s/                   Director                            November 22, 1999
-----------------------
Stanley Stern


                                                                   EXHIBIT 23(a)


                           LAWYERS OPINION AND CONSENT

We have acted as counsel to Innodata Corporation, a Delaware corporation (the "Company") in connection with the registration by the Company of 50,000 shares of its common stock, $.01 par value (the "Shares") which are issuable pursuant to warrants. All of the Shares are the subject of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"). As counsel to the Company we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan and Options are duly authorized and, when issued and paid for in accordance with the Plan as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We are aware that we are referred to under the caption "Legal Matters" in the Reoffer Prospectus included in the Registration Statement and we hereby consent to such reference to us and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, however, we do not hereby imply or admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the General Rules and Regulations of the Securities and Exchange Commission adopted thereunder.


Oscar D. Folger
Law Offices of Oscar D. Folger
New York, New York
November  22,  1999

                                                                   EXHIBIT 23(b)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 25, 1999 accompanying the consolidated financial statements of Innodata Corporation and subsidiaries appearing in the 1998 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

New York, New York
November  22,  1999






                                                                   EXHIBIT 23(c)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of Innodata Corporation on Form S-3 of our report dated March 14, 1997, appearing in the Annual Report on Form 10-KSB of Innodata Corporation for the year ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





MARGOLIN, WINER & EVENS LLP
Garden City, New York
November  22,  1999